UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 21, 2003
                Date of Report (Date of earliest event reported)


                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


 MISSISSIPPI                       0-22606                       64-0665423
(State or Other              (Commission File Number)          (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


     500 Main Street, Natchez, Mississippi                          39120
    (Address of Principal Executive Offices)                      (Zip Code)


                                 (601) 445-5576
              (Registrant's Telephone Number, including Area Code)



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

                Exhibit 99.1        Press release dated May 21, 2003

Item 9.  Regulation FD Disclosure.

         On May 21, 2003, Britton & Koontz Capital Corporation issued a press release announcing the declaration of a semi-annual cash dividend on its common stock of $.32 per share. The press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BRITTON & KOONTZ CAPITAL CORPORATION



Date: May 21, 2003                         By: /s/  W. Page Ogden
                                              ----------------------------------
                                              Chairman & Chief Executive Officer

                                  EXHIBIT 99.1

Britton & Koontz Capital Corporation


500 Main Street            601-445-5576
P O Box 1407               601-445-2488  Fax
Natchez, MS  39121         corporate@bkbank.com

FOR IMMEDIATE RELEASE:     FOR MORE INFORMATION:
---------------------      ---------------------
May 21, 2003               W. Page Ogden, Chairman & CEO
(Nasdaq - BKBK)            Bazile R. Lanneau, Jr., Vice President & CFO



                 BRITTON & KOONTZ DECLARES SEMI-ANNUAL DIVIDEND


         Natchez, Mississippi (BKBK)--The Board of Directors of Britton & Koontz Capital Corporation declared a semi-annual dividend of $.32 per share payable June 13, 2003, to shareholders of record as of May 30, 2003.

         Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez, one full service office in Vicksburg and three full service offices in Baton Rouge. The Company has recently opened a loan production office in Madison Mississippi. As of March 31, 2003, the Company reported assets of $327.1 million and equity of $29.9 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding amounted to 2,113,087.